NUMBER: **317518**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

STEALTH VENTURES INC.

has this day changed its name to

ANNOVA INTERNATIONAL HOLDINGS CORP.

Issued *under my hand at Victoria, British Columbia*
on May 10, 1994

JOHN S. POWELL
Registrar of Companies